Exhibit 10.1

THIRD LOAN MODIFICATION AGREEMENT

THIS THIRD LOAN MODIFICATION AGREEMENT (this “Agreement”) is made and entered into as of September 20, 2012 by and among UNION BANK, N.A. (“Bank”), WAGEWORKS, INC., a Delaware corporation (“Borrower”) and MHM RESOURCES, LLC, a Delaware limited liability company (“Closing Date Guarantor”), with respect to the following facts:

RECITALS

This Agreement is made and entered into in reliance on the following recitals, which are acknowledged by each Obligor and Bank to be true and accurate:

A. Bank and Borrower have entered into that certain Commercial Credit Agreement dated as of August 31, 2010 (as amended, modified, supplemented or restated from time to time, including by that certain First Loan Modification Agreement dated as of November 16, 2011 and that certain Second Loan Modification Agreement dated as of February 14, 2012, collectively, the “Loan Agreement”) pursuant to which Bank agreed to provide to Borrower, on and subject to the terms and conditions set forth therein, a revolving credit facility for loans up to Fifty Million Dollars ($50,000,000). Borrower may have liabilities to Bank under other credit facilities or bank or cash management products; Bank and Borrower intend that such other facilities shall not be affected by this Agreement and shall remain in full force and effect in all respects. Capitalized terms not defined herein shall have the meanings assigned to them in the Loan Agreement.

B. To induce Bank to extend credit to Borrower, Closing Date Guarantor has unconditionally guaranteed the payment and performance of all of the Borrower’s obligations to Bank pursuant to that certain Continuing Guaranty dated as of August 31, 2010 (as amended, modified, supplemented or restated from time to time, collectively, the “MHM Guaranty”).

C. To secure, among other things, payment and performance of all of Borrower’s indebtedness, liabilities and obligations to Bank and all of Closing Date Guarantor’s indebtedness, liabilities and obligations under the MHM Guaranty, each of Borrower and Closing Date Guarantor executed and delivered to Bank that certain Security Agreement dated as of August 31, 2010 by and among Bank, Borrower and Closing Date Guarantor and an Intellectual Property Security Agreement, each dated as of August 31, 2010, pursuant to which Borrower and Closing Date Guarantor each granted to Bank a security interest in substantially all of their respective properties and assets, other than Client Trust Accounts.

D. There are no written or oral agreements concerning or affecting the Revolving Loans between Obligors, on the one hand, and Bank, on the other, other than the Loan Documents.

E. At Borrower’s request, Bank is willing to modify the Loan Documents as set forth herein, provided that the conditions set forth herein are satisfied within the time periods required under this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Incorporation of Recitals. Each of the above recitals is incorporated herein as true and correct and is relied upon by each party to this Agreement in agreeing to the terms of this Agreement.

2. Confirmation of Debt and Loan Documents. Borrower and each other Obligor hereby ratifies, reaffirms and confirms all of the terms and conditions of the Loan Documents in all respects and hereby acknowledges that the Loan Documents are valid and enforceable obligations against Borrower and each other Obligor, due and payable in full, without defenses, setoffs or counterclaims of any kind. The indebtedness evidenced by the Loan Documents is hereby acknowledged and admitted. Except as expressly set forth herein, this Agreement shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Loan Agreement or any other Loan Document. This Agreement shall not operate as a waiver of any right, power, or remedy of Bank under the Loan Agreement or any other Loan Document. Borrower and each other Obligor hereby confirm that all obligations of Borrower and each other Obligor to Bank are secured by a perfected, first-priority security interest in the Collateral, subject to Permitted Liens.

3. Conditions Precedent. Each Obligor understands that this Agreement shall not be effective and Bank shall have no obligation to amend the terms of the Loan Documents as provided herein, unless and until each of the following conditions precedent has been satisfied not later than September 20, 2012, or waived by Bank (in Bank’s sole discretion):

(a) Each Obligor shall have executed and delivered to Bank this Agreement.

(b) Borrower shall have delivered to Bank a duly-executed officer’s certificate in the form attached hereto as Exhibit A.

(c) The representations and warranties of each Obligor under the Loan Agreement, this Agreement and each other Loan Documents, as applicable, shall be true and correct as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true, correct and complete as of such earlier date).

(d) Borrower shall have paid to Bank a commitment extension fee in the amount of One Hundred Twenty-Five Thousand Dollars ($125,000) which fee shall be non-refundable and fully-earned upon receipt.

(e) Borrower shall have reimbursed Bank for Bank’s costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses (including the fees of Bank’s in-house legal counsel and staff), incurred in connection with the negotiation and drafting of this Agreement and the transactions contemplated hereby.

(f) On or before such time as Bank may require, Borrower and each other Obligor shall have taken any and all actions and executed and delivered to Bank any and all documents necessary or appropriate in Bank’s sole discretion to effectuate this Agreement.

4. [Reserved].

5. Modification of Loan Documents. To induce Bank to enter into this Agreement, Borrower agrees that the Loan Documents are hereby supplemented and modified as follows, which modifications shall supersede and prevail over any conflicting provisions of the Loan Documents:

(a) The definition of “Maturity Date” in Section 1.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means October 31, 2013.

6. Representations and Warranties. To induce Bank to enter into this Agreement, Borrower and each other Obligor hereby represents and warrants to Bank as follows:

(a) All representations and warranties contained in this Agreement and in any and all of the other Loan Documents are and remain true, correct and complete as of the date of this Agreement (except to the extent such representations and warranties expressly refer to an earlier date, in which case, they are and remain true, correct and complete as of such earlier date), and all such representations and warranties shall survive the execution of this Agreement.

(b) The execution, delivery and performance by Borrower and each other Obligor of this Agreement and all documents contemplated hereunder are within Borrower’s and such other Obligor’s powers, have been duly authorized, and are not in conflict with Borrower’s or any other Obligor’s certificate of incorporation, by-laws or operating agreement, or the terms of any charter or other organizational document of Borrower or such other Obligor; and all such documents constitute valid and binding obligations of Borrower and each such other Obligor, enforceable in accordance with their terms. In addition, such execution, delivery and performance by Borrower and each other Obligor will not violate any law, rule or order of any court or governmental agency or body to which Borrower or any other Obligor is subject; and cannot (except as expressly provided or contemplated herein) result in the creation or imposition of any lien, security interest or encumbrance on any now owned or hereafter acquired property of Borrower.

(c) No event has occurred or failed to occur that is, or, with notice or lapse of time or both would constitute a default, an Event of Default, or a breach or failure of any condition under any Loan Document. Borrower and each other Obligor, taken as a whole, are Solvent.

(d) As of the date hereof, (i) Borrower has no Material Subsidiaries, or Subsidiaries that are required to be designated as Material Subsidiaries under the Loan Documents, other than Closing Date Guarantor and PBS; and (ii) PBS is not a 5% Subsidiary.

(e) The Revolving Loan represents an unconditional, absolute, valid and enforceable obligation against Borrower and the Guaranties represent unconditional, absolute, valid and enforceable obligations of each other Obligor. Neither Borrower nor any other Obligor has any claims, counterclaims, or defenses against Bank or any other person or entity which would or might affect: (i) the enforceability of any provisions of the Loan Documents; or (ii) the collectability of sums advanced by Bank in connection with the Revolving Loan. Neither Borrower nor any other Obligor has any offsets, disputes or disagreements of any kind or nature whatsoever with respect to its obligations under the Loan Documents. Borrower and each other Obligor understands and acknowledges that

Bank is entering into this Agreement in reliance upon, and in partial consideration for, these acknowledgments and representations, and agrees that such reliance is reasonable and appropriate.

7. Confirmation of Guaranty. Each Guarantor ratifies and reaffirms its obligations under the Guaranty, including the MHM Guaranty, that it has provided to Bank, and each and every term, condition, and provision of such Guaranty, the Security Agreement and each other Loan Document to which it is a party. Each Guarantor further represents and warrants that it has no defenses or claims against Bank that would or might affect the enforceability of its Guaranty or any other Loan Document and that its Guaranty and each other Loan Document to which it is a party remain in full force and effect.

8. Release. Borrower and each Guarantor hereby, for itself, its successors, heirs, executors, administrators and assigns (each a “Releasing Party” and collectively, the “Releasing Parties”), releases, acquits and forever discharges Bank, its directors, officers, employees, agents, attorneys, affiliates, successors, administrators and assigns (“Released Parties”) of and from any and all claims, actions, causes of action, demands, rights, damages, costs, loss of service, expenses and compensation whatsoever which any Releasing Party might have because of anything done, omitted to be done, or allowed to be done by any of the Released Parties and in any way arising out of or connected with the Revolving Loan or this Agreement or the other Loan Documents as of the date of execution of this Agreement, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, including, without limitation, any specific claim raised by any Releasing Party, (the “Released Matters”). Releasing Parties each further agrees never to commence, aid or participate in (except to the extent required by order or legal process issued by a court or governmental agency of competent jurisdiction) any legal action or other proceeding based in whole or in part upon the Released Matters. In furtherance of this general release, Releasing Parties each acknowledges and waives the benefits of California Civil Code Section 1542 (and all similar ordinances and statutory, regulatory, or judicially created laws or rules of any other jurisdiction), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Releasing Parties each agree that this waiver and release is an essential and material term of this Agreement and that the agreements in this paragraph are intended to be in full satisfaction of any alleged injuries or damages in connection with the Released Matters. Releasing Parties each represent and warrant that it has not purported to convey, transfer or assign any right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of the Released Matters. Releasing Parties each also understands that this release shall apply to all unknown or unanticipated results of the transactions and occurrences described above, as well as those known and anticipated. Releasing Parties each has consulted with legal counsel prior to signing this release, or had an opportunity to obtain such counsel and knowingly chose not to do so, and executes such release voluntarily, with the intention of fully and finally extinguishing all Released Matters. Notwithstanding anything in this Agreement, Borrower does not waive any of Bank’s obligations under the terms of the Loan Agreement as amended by this Agreement.

9. Dispute Resolution. This Agreement hereby incorporates any alternative dispute resolution agreement previously, concurrently or hereafter executed between Borrower or any Guarantor, and Bank.

10. Miscellaneous.

(a) All the parties hereto agree to and will cooperate fully with each other in the performance of this Agreement and the Loan Documents including, without limitation, executing any additional documents and instruments reasonable or necessary to the full performance of this Agreement. Without limiting the generality of the foregoing, Borrower agrees to execute such other and further documents and instruments as Bank may request to implement the provisions of this Agreement.

(b) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder.

(c) Bank and Borrower agree that except as expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to:

(i) Waive or impair any rights, powers or remedies of Bank under the Loan Documents;

(ii) Constitute an agreement by Bank or require Bank to grant forbearance periods or extend the term of any credit extended by Bank or the time for payment of any of Borrower’s obligations to Bank except as expressly provided herein, none of which Bank agrees or has agreed to do, and all of which matters are in Bank’s sole and absolute discretion;

(iii) Increase the Bank’s existing commitment under the Loan Agreement;

(iv) Imply a willingness on the part of Bank to grant any similar or other future waivers, consents, amendments or modifications to any of the terms and conditions of the Loan Agreement or the other Loan Documents or grant any waivers or consents, or shall in any way prejudice, impair or effect any rights or remedies of the Bank under the Loan Agreement or the other Loan Documents;

(v) Operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Loan Agreement, as in effect prior to the date hereof; or

(vi) Constitute a satisfaction of Borrower’s or any Guarantor’s Obligations.

(d) In the event of any inconsistency between the terms of this Agreement and any other Loan Document, this Agreement shall govern. Each Obligor acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Agreement, or has had an opportunity to so consult and has knowingly chosen not to do so. This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement or any part hereof to be drafted. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement.

(e) This Agreement and the other Loan Documents shall not be deemed or construed to create a partnership, tenancy in common, joint tenancy, joint venture, co-ownership or any other relationship aside from a continuing debtor-creditor relationship between Borrower, on the one hand, and Bank, on the other.

(f) In case any provision in this Agreement shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g) If Bank receives any payments or rents, issues, profits or proceeds of any collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be paid to a trustee, debtor-in-possession, receiver or any other party under any bankruptcy law, common law, equitable cause or otherwise, then, to such extent, the obligations or part thereof intended to be satisfied by such payments or proceeds shall be reversed and continue as if such payments or proceeds had not been received by Bank.

(h) Notwithstanding the rights given to any Obligor pursuant to California Civil Code sections 1479 and 2822 (and any amendments or successors thereto), to designate how payments will be applied, each Obligor hereby waives such rights and Bank shall have the right in its sole discretion to determine the order and method of the application of payments to this and/or any other credit facilities that may be provided by Bank to any Obligor and to revise such application prospectively or retroactively at its discretion.

(i) This Agreement may not be amended, waived or modified in any manner without the prior written consent of Bank and Borrower.

(j) Borrower shall reimburse Bank for all costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements (and fees and disbursements of Bank’s in-house legal counsel and staff) expended or incurred by Bank in any arbitration, mediation, judicial reference, legal action or otherwise in connection with: (i) the negotiation, preparation, amendment, interpretation and enforcement of the Loan Documents, including, without limitation, during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Bank’s rights, remedies and obligations under the Loan Documents; (ii) collecting any sum which becomes due Bank under any Loan Document; (iii) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal; or (iv) the protection, preservation or enforcement of any rights of Bank. For purposes of this section, attorneys’ fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with a bankruptcy proceeding or case arising out of or relating to any petition under Title 11 of the United States Code, as the same shall be in effect from time to time, or any similar law; (4) garnishment, levy, and debtor and third party examinations; and (5) postjudgment motions and proceedings of any kind, including, without limitation, any activity taken to collect or enforce any judgment. All of such costs and expenses shall bear interest from the time of demand at the rate then in effect under the Loan Agreement.

(k) This Agreement and all other Loan Documents and the rights and obligations of the parties hereto shall be governed by the laws of the State of California without regard to principles concerning choice of law.

(l) This Agreement may be executed by facsimile signature and in any number of counterparts which, when taken together, shall constitute but one agreement.

(m) This Agreement and the other Loan Documents are intended by the parties as the final expression of their agreement and therefore incorporate all negotiations of the parties hereto and are the entire agreement of the parties hereto. Borrower acknowledges that it is relying on no written or oral agreement, representation, warranty, or understanding of any kind made by Bank or any employee or agent of Bank except for the agreements of Bank set forth herein or in the other Loan Documents. Except as expressly set forth in this Agreement, the other Loan Documents remain unchanged and in full force and effect.

(n) Bank is subject to the USA Patriot Act and hereby notifies each Obligor that pursuant to the requirements of that Act, Bank is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of each Obligor and other information that will allow Bank to identify Obligors in accordance with that Act.

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IN WITNESS WHEREOF, Bank, Borrower and Closing Date Guarantor have executed this Agreement as of the date set forth in the preamble.

BORROWER		BANK

WAGEWORKS, INC.		UNION BANK, N.A.

By:	/s/ Richard T. Green	By:	/s/ James B. Goudy
Name:	Richard T. Green	Name:	James B. Goudy
Title:	CFO	Title:	Vice President

GUARANTOR

MHM RESOURCES, LLC

By:	/s/ Richard T. Green
Name:	Richard T. Green
Title:	CFO

EXHIBIT A

Officer’s Certificate

(see attached)

CERTIFICATE OF

THE CHIEF FINANCIAL OFFICER OF

WAGEWORKS, INC.

I, Richard T. Green, the duly appointed, acting and incumbent Chief Financial Officer of WAGEWORKS, INC., a Delaware corporation (“Company”), on behalf of the Company, hereby represent, warrant, and certify as set forth herein in connection with the loans and other financial accommodations being made to Company by UNION BANK, N.A. (“Bank”), under or in connection with that certain Commercial Credit Agreement dated as of August 31, 2010 (as amended, restated, supplemented or otherwise modified from time to time, including by that certain Third Loan Modification Agreement dated as of the date hereof by and between the Company and Bank, collectively, the “Loan Agreement”) by and between the Company and Bank and the other Loan Documents (as defined in the Loan Agreement). All capitalized terms used in this Certificate and not otherwise defined herein shall have the respective meanings given to them in the Loan Agreement.

I have reviewed the terms and conditions of the Loan Agreement and the definitions and provisions contained in the Loan Agreement, and, in my capacity as the Chief Financial Officer of the Company, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me, in my capacity as the Chief Financial Officer of the Company, to certify as to the matters referred to herein.

As of September 20, 2012:

1. Except for the conversions, common stock dividends and repurchases expressly permitted under Sections 9.21 and 9.22(a) of the Loan Agreement, no stockholder of Borrower has any right (contingent or otherwise), whether under Borrower’s certificate of incorporation or otherwise, to demand or compel Borrower to repurchase or redeem any capital stock or other equity interests of Borrower, to make any dividend or other distribution on account of, or any payment with respect to, any capital stock or other equity interests of Borrower, other than (a) such rights that give rise to obligations of Borrower that remain performable solely at the option of Borrower (by way of example, payments made pursuant to the liquidation provisions of Borrower’s charter) and (b) redemption or dividend rights that are first exercisable by the holder thereof after December 31, 2013; and

2. no event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default, has occurred and is continuing;

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IN WITNESS WHEREOF, this Certificate has been executed as of September 20, 2012.

WageWorks, Inc. /s/ Richard T. Green
By: Richard T. Green, Chief Financial Officer